GUARANTY OF PROMISSORY NOTE

     To induce C.B. Family Golf Centers, Inc. ("Payee") to accept a promissory note dated September 30, 1996 made by Colbert Ballard Golf Learning Centers, Inc. ("Maker") to the order of Payee, in the aggregate principal amount of $446,720.00 ("the Promissory Note"), the undersigned individuals, Harry J. Moorhouse and Dorothy R. Moorhouse ("Guarantors"), for valuable consideration, hereby, unconditionally and irrevocably, jointly and severally, guarantee to Payee, its administrators, legal representatives and its successors and assigns, and to every subsequent holder of the Promissory Note, irrespective of the genuineness, validity, regularity or enforceability thereof, of the obligation evidenced thereby, or any claims or defenses available to or asserted by Maker, and irrespective of any other circumstance, that all sums stated therein to be payable on the Promissory Note shall promptly be paid in full, in accordance with the provisions of the Promissory Note, and, in the case of any extension of time of payment or renewal in whole or in part, all sums shall be promptly paid when due according to such extension or extensions, renewal or renewals, at maturity, by acceleration or otherwise.

     In order to induce Payee to accept the Promissory Note of Maker and intending Payee to rely thereon, the Guarantors hereby represent and warrant, jointly and severally, as follows, such representations and warranties to survive the delivery hereof:

        (a) This Guaranty is in no way conditional or contingent and constitutes a valid, present, continuing and absolute obligation of each Guarantor which shall not be impaired or affected by (i) any modification, waiver, forbearance, extension or renewal granted with respect to the Promissory Note, or (ii) any failure to exercise or delay in exercising of any rights granted to the Payee, its successors and assigns, or any subsequent holder of the Promissory Note pursuant to the terms of the Promissory Note or by any statute or rule of law.

        (b) The execution, delivery and performance by such Guarantor of this Guaranty does not contravene any law or contractual restriction binding on or affecting such Guarantor.

        (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Guarantor of this Guaranty.

        (d) This Guaranty is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

     The Guarantors hereby waive notice of acceptance of this Guaranty, presentment, demand for payment, notice of dishonor, notice of protest and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement, or guaranty of the Promissory Note or this Guaranty, to which the Maker, such Guarantor or any other Guarantor may be entitled including, but not limited to, recourse to suretyship defenses, releases of security of Guarantors or any other indulgences granted by Payee.

     This is a continuing guaranty, primary and unconditional, and shall remain in full force and effect and may not be revoked as to any unpaid amounts which may be due or become due nor may it be changed or modified orally. This Guaranty is binding upon the Guarantors, their successors and assigns, but not their heirs, and shall inure to the benefit of Payee, its successors and assigns.

     Notwithstanding anything contained herein to the contrary, in the event that Harry J. Moorhouse is an employee in good standing with Payee on the second anniversary of the date hereof, which determintaion shall be made by Payee in its sole and absolute discretion, the Payee shall release the Guarantors from this Guaranty.

     The Guarantors shall be liable hereunder for the principal amount and all interest due on the Promissory Note and for all costs and expenses, including reasonable attorneys' fees, in connection with the collection of the Promissory Note and the enforcement of this Guaranty. The Guarantors hereby waive trial by jury.

     This Guaranty has been executed and delivered in the State of New York and the construction, validity and performance hereof shall be governed by the internal laws of the State of New York, without regard to principles of conflict of laws.

     If any provision of this Guaranty shall be unenforceable in whole or in part for any reason whatsoever, then such provision, to the extent it is unenforceable, shall be ineffective and the balance of this Guaranty shall be deemed valid and enforceable and construed as if the offending provisions had been deleted therefrom.

     IN WITNESS WHEREOF the Guarantors have signed this Guaranty as of the 30 day of September, 1996.



                                         ________________________________
                                         Harry J. Moorhouse


                                         ________________________________
                                         Dorothy R. Moorhouse


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